Exhibit 99.1

Castlight Health – Jiff Merger Announcement Script

Gary

Good afternoon and welcome to Castlight’s conference call. We issued a press release after close of market today announcing our strategic acquisition of Jiff. This press release is posted on our website, where this call is being simultaneously webcast. Joining me on the call today are Giovanni Colella, Castlight’s co-founder and chief executive officer, John Doyle, our president and chief operating officer, Siobhan Nolan Mangini, our CFO, and Derek Newell, CEO of Jiff.

In terms of the structure of today’s call, Gio, Derek, John, and Siobhan will offer their prepared remarks and then we will open up the call to take your questions.

This call will contain forward-looking statements regarding our trends, our strategies and the anticipated performance of our business, including, but not limited to, contributions that we expect Jiff’s business to make to Castlight’s overall performance, the anticipated benefits of the proposed transaction, anticipated future combined operations, products and services, and expected pro forma financial results of the combined business. These statements are made as of today, and reflect management’s current views and expectations, and are subject to various risks, uncertainties and assumptions. Given these risks and uncertainties, you should not place undue reliance on these forward-looking statements. If this call is replayed or viewed after today, the information in the presentation may no longer be current or accurate. We disclaim any obligation to update or revise any forward-looking statements to account for or reflect events or circumstances that occur after this call.

We will provide certain metrics that constitute financial guidance on today’s call, but we will not provide any further guidance or updates on Castlight’s performance during the quarter unless we do so in a public forum. Please refer to the press release and the risk factors included in the company’s Form 10-Q filed on November 2, 2016 and other filings with the Securities and Exchange Commission for discussion of important factors that may cause actual events or results to differ materially from those contained in our forward-looking statements. This call will also refer to certain non-GAAP metrics, including, but not limited to, non-GAAP revenue, non-GAAP operating loss, non-GAAP net loss and free cash flow, that we believe aid in the understanding of our financial results. For more information about our use of non-GAAP metrics, please see our press release dated January 4, 2017, which is available on our website and as an exhibit to the form 8-K filed with the Securities and Exchange Commission.

Please note that the fourth quarter and full year 2016 results for both Castlight and Jiff discussed on this call are preliminary in nature and subject to change based on the completion of the year-end close process. In addition, as part of the acquisition’s close process, Jiff’s accounting policies will be conformed to Castlight’s, which could cause Jiff’s actual historical results to differ from the preliminary results shared on this call and in this press release. After the close of the transaction, Castlight plans to provide GAAP revenue guidance for the combined company after it has completed its valuation work and related purchase accounting considerations regarding Jiff.

With that, I’d like to turn the call over to Gio.

Gio

Thanks, Gary. Good afternoon and thank you everyone for joining us today on such a short notice. This is a big day in the history of our Company. I am extremely excited to announce that Castlight and Jiff have agreed to come together to form a single company. The combined entity will offer the most comprehensive health benefits platform in the industry, helping employers, as well as millions of employees and their families, manage their health benefits dollars more effectively. Together, the combined company will serve more than 240 customers, including over 70 of the Fortune 500.

This combination is consistent with the major themes that we discussed at our third quarter call in November. At that time, we said that we are highly focused on putting in place the foundation to drive growth from the $100 million run rate level we just crossed, to $500 million in revenue in the years ahead. We believe that putting Jiff and Castlight together will bring us closer to achieving this goal by increasing our scale and accelerating our growth.

From a strategic perspective, Jiff and Castlight will offer employers a combined solution that we believe will improve every aspect of an employee’s health experience: from staying healthy, to accessing care, to managing a condition. For benefits and HR leaders, the combined platform will make it even more efficient than ever before to engage with employees, purchase and deploy a wide range of benefit technologies, and measure impact. The organic expansion of our platform over the last few years broadened what we could offer employers, and we believe our combination with Jiff will accelerate our plans to be the vendor of choice for employers, enable them to reap the benefits of lower health care costs and a healthier workforce.

As we begin the next chapter in Castlight’s journey, it is the perfect time for me to hand the reigns of CEO to our president and COO, John Doyle. Upon the closing of this transaction, John will become CEO of the combined business. I am very proud of our work together since John joined Castlight in 2012 and know that he will do a great job as CEO. John has become a dear friend of mine and has been instrumental in setting Castlight’s strategic direction, positioning the company for rapid growth and implementing a high level of operational discipline. Most recently, John played a major role in planning and executing our M&A strategy, which led to this proposed transaction with Jiff.

When John takes over, I will stay with Castlight in the role of executive chairman, and I will focus on deepening key partnership and customer relationships.

The board of directors of both companies have approved this transaction. We have agreed that, when the transaction closes, we will add two new board members to Jiff’s current board. In addition, one of our current board members, Ann Lamont, has informed us that she intends to step down upon the closing of the transaction. Ann has been a part of the Castlight family since the early days and has been a phenomenal board member, advisor, and dear friend of mine. We thank her for all the service she has provided Castlight.

Overall, the addition of new board members from Jiff, the blending of our leadership teams, and the all-stock structure of the transaction, collectively reflect our strongly held belief in the synergistic aspects of the combination.

With that, let me turn the call over to Castlight’s new CEO, John Doyle.

John

Thank you Gio. The best business combinations are those that accelerate the progress of an already strong business. Under your leadership, Castlight has grown its customer base significantly, built a powerful product offering, and developed a truly unique data asset that we believe provides us with a strong foundation for future growth. I feel incredibly fortunate to work with an outstanding group of people at Castlight, and I am excited to step into the CEO role at a transformational moment for the business when we are combining forces with the talented group at Jiff.

Today’s announcement comes on the heels of a solid performance by Castlight to finish 2016. We expect to report fourth quarter and full year 2016 revenue at the high-end of our guidance, and our smallest quarterly non-GAAP operating loss in the last five years, meaningfully outperforming our full year guidance as we suggested we were on track to do. Siobhan will provide further color in her remarks later in the call, but the bottom line is that we feel great about our progress in 2016 and the foundation we have built for future growth.

As we made plans to build on this foundation, we focused on three areas that ultimately gave us conviction that a combination with Jiff made good sense. First, we wanted to further strengthen our ability to simplify healthcare for employees and drive strong engagement across employee populations with diverse needs. Second, our customers and prospects are demanding a simpler way to procure and deliver integrated health benefits solutions with personalized, proactive outreach to employees and an ability to monitor results. We wanted to move faster to satisfy this need in the market. And third, with the proliferation of point solutions, complex benefit designs, and direct-to-consumer apps, we wanted to accelerate our ability to position Castlight as a centralized hub for disparate solutions to reach employees in an efficient, cohesive way.

Jiff has been enjoying very rapid growth in customer adoption and interest levels, and we believe the combination of Jiff and Castlight makes us stronger on all three of the dimensions I just outlined. Together, we will deliver the most comprehensive health benefits platform in the market, with best-in-class capabilities that uniquely address our customers’ greatest health benefits pain points. Moreover, with expanded platform capabilities and Jiff’s strong momentum in the market, we believe our combined company will be much larger and growing materially faster compared to what Castlight would have achieved on a standalone basis – and we believe that will create meaningful value for our stockholders.

But before we dig in further on the strategic rationale for the deal, I want to highlight an important point as we move forward with Jiff. While our transaction is legally structured as an acquisition, you may hear us refer to it as a merger or strategic combination. We think this perspective is critical to our future success. To capitalize on the synergy opportunities across our products and teams and deliver great results for our customers, we intend to run the combined companies as one business with one integrated leadership team.

To that end, I want to introduce Jiff’s CEO, Derek Newell, who will be joining Castlight as our new president upon the close of this transaction. In this role, Derek will oversee sales and marketing, research and development, and professional services for the combined business. Derek has deep experience in health care technology and has done a great job setting strategic direction for Jiff, and building and leading a strong team at the company. I am excited to work with Derek and I am glad to turn the call over to him now to share a summary level overview of Jiff’s product offering and business.

Derek

Thanks John, it’s great to be here. I agree with you that we are assembling a strongly complementary set of products and capabilities by bringing Jiff and Castlight together. Each company’s strengths have the potential to enhance the already strong solutions that the other company offers. As this is the first time Jiff is being officially introduced to the public investment community, I’d like to share a quick overview of our offering and value proposition.

At the highest level, Jiff integrates a large, diverse ecosystem of health solutions and a comprehensive wellbeing feature set into an industry-leading user experience. A major challenge in the health benefits space is that there are hundreds of different alternative health solutions: smoking cessation, maternal health, telemedicine, financial wellbeing, diabetes prevention, fitness tracking, and the list goes on. It’s simply not effective or efficient for employers to contract with dozens of different vendors to implement their benefit programs, and it creates a disaggregated experience with low employee engagement when they attempt to pull together their own solution.

Jiff takes an “app-store” approach by integrating with over 50 solutions that sync seamlessly with our back-end system. In addition, an employer can allow virtually any vendor to connect to the platform – whether or not Jiff has integrated with them in the past – allowing employers to pick the solutions that work the best for their population. Jiff then personalizes recommendations for each employee based on the most relevant tools for their health needs and preferences. This is all delivered through a user experience that brings together the latest advancements in incentive design, social theory, and game mechanics — which optimizes engagement. Jiff essentially serves as the central hub for wellbeing and other benefits programs, providing a unified, world-class user experience for employees.

The enterprise robustness of Jiff’s technology is evidenced by the blue chip customers that have adopted and deployed our solutions, including Accenture, General Electric, and Johnson & Johnson to name a few. We are very excited to be able to offer our customers a much broader value proposition with our combination with Castlight. The integration of Castlight’s data rich assets with Jiff’s wellbeing and employee engagement technology will allow us to create even more value for employers and employees. This combination will further fuel our momentum with the broader resources, distribution channels, and the overall infrastructure that we will soon have in place.

With that, let me turn the call back over to John.

John

Thanks Derek.

Now that we have shared more context about Jiff’s business I want to spend a few more minutes on the reasons that we believe the combination of Jiff and Castlight together is so compelling. In short, it is compelling because we will offer more and better solutions for our customers and our users, employers and employees.

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Starting from the perspective of employees, we believe that consumerism is a fundamental trend in the areas of health care and wellbeing. To harness the power of consumerism to benefit employees, engagement is essential. Castlight has been particularly effective at engaging employees who have a specific healthcare need. However, we have always believed that the episodic nature of health care needs left room to achieve stronger engagement. As Derek alluded to, Jiff’s expertise in wellbeing, integration, and gamification has made them great at engaging users who are primarily focused on staying active or managing a chronic condition. Together, Jiff and Castlight now have the capability to engage consumers across the full spectrum of wellbeing and decision-support, which puts us in a great position to capitalize on the consumerism trend.

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Engaging employees is a critical objective for employers as well. However, the typical HR team at a large employer lacks the resources to sort through the hundreds of health and wellness solutions available to them, much less contract and manage separate relationships with those they like best. At Jiff and at Castlight we have heard over and over again that employers need a platform solution that consolidates the procurement, delivery, communication, and management of health and wellbeing pointsolutions. Here again, Castlight and Jiff are complementary. Jiff has invested heavily in building and integrating an ecosystem of more than 50 health and wellbeing solutions. As Derek described, they use an “app store” approach to simplify procurement and delivery of these solutions. Castlight has built analytics and a scalable, personalized communications engine to proactively connect employees with programs, benefits, and providers. Together, Jiff and Castlight will make it possible for employers to offer a “best-of-breed” set of solutions to their employees through a single, integrated package.

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In addition to further strengthening and expanding our value proposition for both employers and employees, we believe we have a big opportunity to leverage Castlight and Jiff’s channel relationships and ecosystem partners. Last quarter we spoke about how our platform will be marketed and sold by Anthem starting in 2017. Anthem has already expressed their excitement to further expand our go-to-market relationship to include Jiff’s offering. We also believe the addition of Jiff will be beneficial to the overall SAP-Castlight strategic partnership that we previously announced. Jiff has also done a great job building channel relationships on their end, such as those they have established with Mercer and Willis Towers Watson – which are complementary to Castlight’s channel partnerships.

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Together, we have more than 240 customers, including more than 70 of the Fortune 500. We have proven our respective solutions with some of the most sophisticated organizations in the world. At the same time, our market opportunity is highly under-penetrated and there is minimal overlap in our customer bases – which we believe will provide us with a great cross-sell opportunity to capitalize on over time. We believe the combination of Jiff and Castlight puts us in a much stronger position to capitalize on the multi-billion dollar TAM associated with health benefits technology, and expands our opportunities to address international and non-enrolled employees – which are not populations Castlight has been in a position to serve historically.

This is truly a transformational moment. Employers are clamoring for more comprehensive health benefits solutions in a broad-based offering, and Castlight’s combination with Jiff answers their call. We believe that we have dramatically accelerated our platform strategy and put the business in position to grow faster and at a larger scale. In addition, we believe that we can simultaneously increase overall efficiency and improve returns on invested capital as a combined company, much like we have been able to drive greater efficiency in Castlight’s business on a standalone basis.

Next I am excited to turn the call over to Siobhan to describe the transaction’s highlights, Jiff’s financials and our pro forma expectations in more detail.

SIOBHAN – FINANCIAL IMPACT

Thanks John.

Before I cover the financial context and our pro forma outlook for the combined business in 2017, let’s review the particulars of the transaction.

This will be structured as an all-stock transaction, in which approximately 27 million Castlight shares and options will be issued as consideration to Jiff equity holders. Upon closing, former Jiff equity holders will represent approximately 20% ownership in the combined company on a fully-diluted basis. There is an earnout provision as well with up to an additional 4 million shares of consideration, which is contingent on the achievement of specified bookings and revenue growth objectives by the Jiff business in 2017. We believe the overall structure of the transaction aligns the interests of management, stockholders, and employees of both companies to capitalize on the growth potential of our combined business.

Investors who have been following our business prior to now know well that Castlight’s been very focused on two priorities: driving faster growth and controlling our destiny by reaching cash flow breakeven with a strong cash cushion on the balance sheet. Both remain top priorities so I want to share our thinking and updated expectations following this transaction.

On the growth front we expect the transaction to accelerate revenue growth right away after closing. For background, we expect Castlight to report total GAAP revenue of approximately $102 million dollars for the full year 2016 following a successful fourth quarter, and Jiff is expected to generate approximately $7 million of GAAP revenue for the full year 2016. Together, we have preliminary pro forma GAAP revenue of $109 million dollars for the full year 2016.

Looking ahead to 2017, we expect the combined business to generate approximately $138 to $142 million dollars in pro forma non-GAAP revenue. The high end of this range assumes that Castlight contributes $123 million dollars and Jiff contributes $19 million dollars. As such, we expect to generate growth of 27% to 30% on a preliminary pro forma basis for the full year 2017, which represents a meaningful acceleration from our expectation that Castlight would generate approximately 20% growth on a standalone basis for the full year 2017.

Please keep in mind that 2016 results for both Castlight and Jiff are preliminary in nature and subject to change based on the completion of the year-end close process. Additionally, our pro forma non-GAAP expectations for 2017 include a full year of contribution from Jiff without any purchase accounting adjustments to their deferred revenue and subsequent revenue contribution. We believe this is most important when evaluating the ongoing growth profile of our combined company. From a GAAP reporting perspective, we will not have Jiff in our results for the full year 2017, and when we do include Jiff in our reported financials, we will share a supplemental non-GAAP adjustment to revenues that relates to deferred revenue and will facilitate comparability with past and future periods.

We expect our combined company to have pro forma ARR of approximately $139 million as of the end of 2016 – including approximately $122 million of ARR for Castlight and approximately $17 million of ARR for Jiff. It is worth pointing out that Jiff’s end of year ARR is up over 100% from the half way point of 2016, which reflects their strong momentum in the market place.

Castlight and Jiff have similar revenue models. Jiff’s customer contracts are typically for 3 year terms with PEPM-based subscription fees and services fees that are billed on a monthly, annual, or quarterly basis. More than 90% of pro forma total revenues for 2017 are expected to come from contracts already in place with existing customers. We will be very focused on ensuring that all of the implementations in flight at Castlight and Jiff for 2017 are executed in a timely way consistent with our customers’ expectations. Importantly, in some cases, Jiff’s implementation timelines can be as short as two months; although larger, more complex customers can typically take six to nine months to implement.

Equally important to the acceleration in pro forma revenue that we expect in 2017 is the fact that we believe a higher level of revenue growth is sustainable. We will have a broader platform offering that we believe can be further leveraged with our channel partners, who have responded favorably to the combination of Castlight and Jiff. When we look out to 2018, we believe we can sustain the pro forma growth level of 2017.

In addition to driving faster growth we remain committed to reaching cash flow breakeven with a strong cash cushion. It should be no surprise that, as a standalone business, Jiff has been in investment mode considering their smaller scale and faster growth rate compared with Castlight’s. For the fourth quarter of 2016, Jiff and Castlight expect standalone quarterly non-GAAP operating losses of $9 to $10 million and $2 to $3 million, respectively, and noting that the standalone Castlight performance was better than we expected. Together, we expect a pro forma non-GAAP net operating loss for the combined business in Q4 2016 of $11 million dollars to $13 million dollars, which is approximately at the level Castlight reported on a standalone basis less than a year ago in Q1 2016.

Based on our preliminary views on the pro forma growth and cost synergies that we can achieve in 2017, we now expect to reach cash flow breakeven by the end of 2018 with at least $60 million dollars of cash on hand. Our preliminary plan is to cut our pro forma quarterly non-GAAP operating loss in half by the end of 2017 compared with the numbers I just shared for the fourth quarter of 2016. We will share further detail on our year-end call, as well as following the close of the acquisition.

In summary, we are very excited about the financial profile of the combined business. Together, we believe that Castlight and Jiff will become a larger, faster growing business in a market that will continue to expand for a long time. And we expect to achieve this with existing cash resources while sustaining a strong balance sheet for the long-term. We believe very strongly that the combination of Castlight and Jiff is great for our customers, employees, partners and shareholders, as well as the market place more broadly.

And with that, we will open the call to questions.